UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2006

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-27372	04-2114473
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

32 Hampshire Road Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

(603) 893-8778

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Photonic Products Limited

On October 31, 2006, StockerYale, Inc. (“StockerYale”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) dated October 31, 2006 by and among StockerYale, StockerYale (UK) Limited (“SYUK”), a wholly-owned subsidiary of StockerYale, and the stockholders of Photonic Products Limited, a privately held company located in England (“Photonic”). Under the Purchase Agreement, the stockholders of Photonic agreed to sell all of the issued and outstanding shares of Photonic’s capital stock to StockerYale and SYUK and StockerYale and SYUK agreed to buy all of the issued and outstanding shares of Photonic’s capital stock from the stockholders of Photonic, for (i) US$4,250,000 of cash in the aggregate from SYUK to the stockholders of Photonic, (ii) bonds issued by SYUK to each of the stockholders of Photonic with an aggregate initial principal amount equal to US$2,400,000 (the “Bonds”), (iii) 2,680,311 shares of StockerYale’s Common Stock, par value $0.001 per share, issued to the stockholders of Photonic and (iv) certain payments to the stockholders of Photonic in an amount up to 439,966 pounds sterling aggregate assuming certain financial targets are met over the next three years, such payments to be made in either cash or common stock of StockerYale, at the sole discretion of StockerYale (the “Contingent Payments”). StockerYale is required to register for resale under the Securities Act of 1933, as amended, the shares of Common Stock issued to the stockholders of Photonic. Upon completion of the acquisition of Photonic, StockerYale owned 26.88% of Photonic and SYUK owned 73.12% of Photonic.

The outstanding principal under the Bonds accrues interest at an annual rate of 1% above the LIBOR rate as determined on the first business day of each month. SYUK may elect to prepay the Bonds at any time, in whole or in part, without penalty or premium. If the stockholders of Photonic breach any representation or warranty or covenant or agreement made under the Purchase Agreement, SYUK or StockerYale may make a claim in accordance with the terms of the Purchase Agreement and the amounts outstanding under the Bonds will be reduced in the proportions set forth in the Purchase Agreement by an amount equal to the damages, claims, demands, losses, expenses, costs, obligations and liabilities reasonably and foreseeably arising to StockerYale and/or SYUK arising from any breach by the stockholders of Photonic as described above. If SYUK fails to make any payments under the Bonds, the stockholders will then have the right to require payment from StockerYale in the form of newly issued shares of StockerYale’s Common Stock in accordance with the terms of the Purchase Agreement. All unpaid principal plus accrued but unpaid interest under the Bonds is due and payable on October 31, 2009.

Immediately after completion of the acquisition, on October 31, 2006, StockerYale contributed, transferred, and delivered to SYUK 100% of the equity interests of Photonic owned by StockerYale, comprising 26.88% of the equity interests of Photonic, and in consideration therefore, SYUK assumed StockerYale’s obligation to pay the Contingent Payments that are due and payable under the Purchase Agreement.

The Eureka Financing

On October 31, 2006, SYUK issued a 10% Senior Fixed Rate Secured Bond (the “Eureka Bond”) to The Eureka Interactive Fund Limited (“Eureka”), in the original principal amount of US$4,750,000 (the “Eureka Financing”). The Eureka Bond is due on October 31, 2011. SYUK agreed to make payments of principal and interest as follows: (i) an amount equal to 50% of the original principal sum of US$4,750,000 will be paid on October 31, 2011; and (ii) the remaining amount of the Eureka Bond will be paid over the term of the Eureka Bond, provided, however, that during the first twelve months of the term of the Eureka Bond, only accrued interest will be required to be paid (no payments of principal will be required to be made). The outstanding principal on the Eureka Bond accrues interest at an annual rate of 10%. SYUK may prepay the Eureka Bond at any time, in whole or in part, without penalty or premium. The Eureka Bond is secured by all of the equity interests of Photonic owned by StockerYale and SYUK as set forth in the Charge Over Shares by and among StockerYale, SYUK and Eureka, which was entered into in connection with the Eureka Financing.

In connection with the Eureka Bond, on October 31, 2006, StockerYale issued a Common Stock Purchase Warrant (the “Warrant”) to Eureka to purchase 2,375,000 shares of Common Stock of StockerYale for a purchase price of $1.15 per share. The Warrant expires on the tenth anniversary of the date of issuance. If SYUK prepays all amounts outstanding under the Eureka Bond prior to the third anniversary of the date of issuance, then the number of shares of Common Stock of StockerYale purchasable upon exercise of the Warrant shall be changed to the following numbers: (i) 1,900,000 if the Eureka Bond is repaid in full prior to the first anniversary of the date of issuance; (ii) 2,018,750 if the Eureka Bond is repaid in full prior to the second anniversary of the date of issuance; and (iii) 2,137,500 if the Eureka Bond is repaid in full prior to the third anniversary of the date of issuance.

StockerYale used the net proceeds from the Eureka Bond to make the cash payment in the amount of US$4,250,000 to the stockholders of Photonic. The remaining $500,000 obtained by StockerYale in the Eureka Financing will be used for transaction fees and general working capital purposes

The foregoing descriptions of the Purchase Agreement, the Bonds, the Warrant, the Eureka Bond and the Charge Over Shares and the transactions contemplated therein and thereby, do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements and instruments, which are filed as exhibits hereto and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 31, 2006, the Company completed its acquisition of Photonic as described in Item 1.01, which description is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

A description of the Bonds and the Eureka Bond is contained in, or incorporated by reference to, Item 1.01 above, which is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the Bonds and the Eureka Bond filed or incorporated by reference as an exhibit hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Item 1.01 is hereby incorporated by reference into this item.

The issuance of the securities described above in Item 1.01 was effected without registration in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, as a sale by the Company not involving a public offering. No underwriters were involved with the issuance and sale of such securities.

Item 9.01 Financial Statements and Exhibits.

Explanatory Note Regarding Exhibits

Representations and warranties contained in the negotiated agreements that have been filed herewith or incorporated herein may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may cease to be true as of any given date. Accordingly, investors should not rely on or assume the accuracy of such representations and warranties in any assessment of StockerYale.

(a) Financial Statements of Business Acquired:

The financial statements required by Item 9.01(a) are not included in this report. The Company intends to file the required financial statements by an amendment within the time period permitted by this Item.

(b) Pro Forma Financial Information:

The pro forma financial information required by Item 9.01(b) is not included in this report. The Company intends to file the required financial statements by an amendment within the time period permitted by this Item.

(d) The exhibits listed in the Exhibit Index below are filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date: November 6, 2006

	By:	/s/ Marianne Molleur
Marianne Molleur
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated as of October 31, 2006, by and among StockerYale, Inc., StockerYale (UK) Limited and the stockholders of Photonic Products Limited.

10.2	Bond, dated as of October 31, 2006, issued by StockerYale (UK) Limited to Johanna Pope.

10.3	Bond, dated as of October 31, 2006, issued by StockerYale (UK) Limited to Antony Brian Pope.

10.4	Bond, dated as of October 31, 2006, issued by StockerYale (UK) Limited to Damon Cookman.

10.5	Common Stock Purchase Warrant, dated as of October 31, 2006, issued by StockerYale, Inc. to The Eureka Interactive Fund Limited.

10.6	10% Senior Fixed Rate Secured Bond, dated as of October 31, 2006, issued by StockerYale (UK) Limited to The Eureka Interactive Fund Limited.

10.7	Charge Over Shares, dated as of October 31, 2006, by and among StockerYale, Inc., StockerYale (UK) Limited and The Eureka Interactive Fund Limited.